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ITEM 6 - EXHIBITS
                                                                    EXHIBIT 11.1
             OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
     COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                      FOR THE THREE AND SIX MONTHS
                 ENDED JULY 30, 1994 AND JULY 31, 1993
                              (UNAUDITED)
                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
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                                      THREE MONTHS ENDED    THREE MONTHS ENDED         SIX MONTHS ENDED         SIX MONTHS ENDED
                                      ------------------    -------------------       -------------------     -------------------
                                             1994                  1993                      1994                     1993
                                      ------------------    -------------------       -------------------     -------------------
                                                 FULLY                   FULLY                     FULLY                   FULLY
                                       PRIMARY  DILUTED     PRIMARY     DILUTED       PRIMARY     DILUTED     PRIMARY     DILUTED
                                       -------  -------     -------     -------       -------     -------     -------     -------

NET EARNINGS/(LOSS)                    $1,048   $1,048      $(1,569)    $(1,569)      $  100      $  100      $(3,880)    $(3,880)
                                       ======   ======      =======     =======       ======      ======      =======     =======
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING................    5,805    5,805        5,805       5,805        5,805       5,805        5,805       5,805

EXCESS OF SHARES ISSUABLE UPON
  EXERCISE OF STOCK OPTIONS OVER
  SHARES DEEMED RETIRED UNDER THE
  "TREASURY STOCK" METHOD...........       94      105          -           -             83          96         -           -
                                       ------   ------      -------     -------       ------      ------      -------     -------
WEIGHTED AVERAGE NUMBER OF COMMON
  AND DILUTIVE COMMON EQUIVALENT
  SHARES OUTSTANDING................    5,899    5,910        5,805       5,805        5,888       5,901        5,805       5,805
                                       ======   ======      =======     =======       ======      ======      =======     =======

    EARNINGS/(LOSS) PER COMMON AND
      COMMON EQUIVALENT SHARE.......   $ 0.18   $ 0.18      $ (0.27)    $ (0.27)      $ 0.02      $ 0.02      $ (0.67)    $ (0.67)
                                       ======   ======      =======     =======       ======      ======      =======     =======

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
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